Exhibit 99.1

BRING ON SUMMER: AMERICAN AIRLINES INCREASES DOMESTIC FLYING FOR SUMMER TRAVEL SEASON, BEGINS REOPENING ADMIRALS CLUBS AND INCREASES FLEXIBILITY

▪	Planning to fly more than 55% of its July 2019 domestic capacity in July 2020

▪	Resuming lounge service June 22 at 11 Admirals Club lounges in 10 key U.S. cities

▪	Continuing robust health, well-being and cleaning procedures

▪	Removing change fees on flights booked in June, and, on eligible fuller flights, customers will be offered the option to rebook to a flight with fewer booked seats at check-in

▪	Awarding double AAdvantage miles on flights purchased in June and completed by Sept. 30 Summer of Deals promotion
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) is getting ready for summer travel by restoring more flights, offering double AAdvantage® miles for flights booked in June, re-opening key Admirals Club lounges, expanding flexible policies and continuing its robust health, well-being and cleaning procedures.
Customer Demand Leads to More Domestic Flying in July
In response to improving demand for air travel, American is planning to fly 55% of its domestic schedule and nearly 20% of its international schedule in July 2020 compared to the same period last year. The airline’s July systemwide capacity amounts to approximately 40% of July 2019 flying.
American saw an increase in demand in May. By the last week of May, the airline carried a daily average of about 110,000 customers per day – an increase of 71% over the approximately 32,000 average daily customers the airline served in April.

Time Period	Domestic schedule reduction vs. same time period in 2019	Avg Daily Passengers	Avg Load Factor
April 2020	65%	32,154	15%
May 1-23, 2020	80%	78,718	41%
May 24-29, 2020	80%	110,330	55%

Compared to the spring, American is increasing frequency of flying from hubs, including Dallas Fort Worth International Airport (DFW) and Charlotte Douglas International Airport (CLT) to destinations customers are searching and booking most, with increased flying to major cities in Florida, Gulf Coast cities as well as mountain destinations. The airline also increased frequency of flying to Asheville, North Carolina (AVL), Savannah, Georgia (SAV), and Charleston, South Carolina (CHS) for business and leisure travelers.
As the nation’s favorite theme parks begin to open, American will offer more seats to Florida than any other airline in July. American has also added more flying to mountain destinations in Montana, Colorado, Utah and Wyoming as national parks and outdoor recreational spaces reopen and customer demand for these destinations continues to recover.
“We’re seeing a slow but steady rise in domestic demand. After a careful review of data, we’ve built a July schedule to match,” said Vasu Raja, American’s Senior Vice President of Network Strategy. “Our July schedule includes the smallest year-over-year capacity reduction since March.

We’ll continue to look for prudent opportunities to restore service so our customers can travel whenever and wherever they are ready.”
The July schedule will be reflected on aa.com and ready to purchase on Sunday, June 7.
International Demand Slower to Return
While international demand continued to be diminished, today marked the return of service to eight international destinations. These include service from Dallas-Fort Worth (DFW) to Amsterdam (AMS), Paris (CDG) and Frankfurt (FRA), as well as service from Miami (MIA) to Antigua (ANU) in the Caribbean and Guayaquil (GYE) and Quito (UIO) in South America. American also restored additional service to London (LHR) from Chicago (ORD) and New York (JFK).
American will delay the return of some previously announced international routes––including transatlantic service from Philadelphia (PHL) and CLT––to August. The airline will operate the following long-haul international flights in July:
Updated Europe schedules - not previously announced:

Origin	Destination	Schedule change
CLT	LHR	Service resumes Aug. 5
CLT	Munich (MUC)	Service resumes Aug. 5
DFW	Dublin (DUB)	Service resumes July 7, 3x/week
JFK	Paris (CDG)	Service resumes Aug. 5
JFK	LHR	Service remains 1x/day through Aug. 5
JFK	Madrid (MAD)	Service resumes Aug. 5
LAX	LHR	Service resumes Aug. 5
MIA	MAD	Service resumes Aug. 5
ORD	Athens (ATH)	Service resumes Aug. 5
ORD	BCN	Service resumes Aug. 5
ORD	DUB	Service resumes Aug. 5
PHL	LHR	Service resumes Aug. 5
PHL	MAD	Service resumes Aug. 5
PHL	Zurich (ZRH)	Service resumes Aug. 5, 3x/week
PHX	LHR	Service resumes Oct. 25
RDU	LHR	Service resumes Aug. 5

Updated Latin America schedules - not previously announced:

Origin	Destination	Schedule change
DFW	São Paulo (GRU)	Service resumes Oct. 25
JFK	Buenos Aires (EZE)	Service resumes Sept. 9
JFK	GRU	Service resumes Aug. 5
MIA	EZE	Service resumes Sept. 9
MIA	Rio de Janeiro (GIG)	Service resumes Aug. 5
MIA	GRU	Service resumes Aug. 5
MIA	Santiago (SCL)	Service resumes Oct. 25

Investments in Customer Experience: Select Admirals Clubs Reopen June 22
American Airlines will begin reopening Admirals Club lounges in phases, beginning June 22, after making improvements to adapt the clubs and product offerings to reinforce the well-being of customers and everyone who works in the clubs.
The following locations will open June 22 with pre-packaged snack offerings and a full-service bar for customers to enjoy complimentary and premium beverages. Hours vary by location and capacity and offerings could be limited due to Centers for Disease Control and Prevention (CDC) guidelines or local orders or restrictions.

▪	Charlotte (CLT) –– Concourse C

▪	Chicago (ORD) –– Concourse H/K

▪	Dallas (DFW) –– Terminal A and Terminal C

▪	Los Angeles (LAX) –– Terminal 4

▪	New York (JFK) –– Terminal B (only prepackaged food and water will be available, per local restrictions)

▪	New York (LGA) –– Concourse D (only prepackaged food and water will be available, per local restrictions)

▪	Miami (MIA) –– Gate D30

▪	Philadelphia (PHL) –– Terminal B/C

▪	Phoenix (PHX) –– Gate A7

▪	Washington, D.C. (DCA) –– Terminal B
Additionally, the following Admirals Club lounges will reopen as service centers and will be available to offer travel assistance. Hours vary by location.

▪	Atlanta (ATL) –– North Terminal, Concourse T

▪	Austin (AUS) –– Gate 22

▪	Nashville (BNA) –– Concourse C

▪	Boston (BOS) –– Terminal B

▪	Dallas (DFW)––Terminal D

▪	Houston (IAH)––Terminal A

▪	Pittsburgh (PIT) –– Main Lobby

▪	Raleigh-Durham (RDU) –– Terminal 2

▪	Orlando (MCO) –– Gate 55

▪	San Francisco (SFO) –– Terminal 1

▪	Orange County (SNA) –– Gate 8

▪	St. Louis (STL) –– Concourse C

▪	Tampa (TPA) –– Gate 85
Health and well-being improvements at Admirals Club lounges include:

▪	Plexiglass shields at reception and service desks.

▪	Foot-operated door openers to enable touchless operation of restroom doors (where feasible).

▪	Hand sanitizer stations for customers.

▪	Signage and floor decals to remind customers to practice social distancing.
American will continue to adhere to CDC guidelines, use enhanced cleaning measures and provide limited food and beverage offerings to help ensure the well-being of customers and team members.
Investments in Customer Well-Being: American’s Commitment to Clean
American continues to make investments to reassure customers their safety, well-being and peace of mind remain at the forefront of every decision the company makes.
American will continue robust cleaning procedures on all mainline departures, including expanded cleaning to disinfect seats, tray tables, seat buckles, air vents and other surfaces inside the aircraft. Other measures include electrostatic spraying of every surface of the interior of the aircraft, which eliminates 99.999% of viruses and bacteria within 10 minutes and creates a protective layer for up to seven days.
All American mainline aircraft and most regional aircraft are equipped with onboard HEPA filters that provide a complete air change every two to four minutes, similar to the standard for hospitals.
Book and Fly with Confidence: Increased Flexibility
Customers offered options to rebook on fuller flights
As demand for travel increases, American is deploying new tools to notify and allow customers booked on fuller flights to rebook on more open flights when available, all without incurring additional cost. On fuller eligible flights, a percentage of customers will be offered the option to rebook to a different flight during the check-in process.
No change fees for flights booked by June 30
American Airlines is providing customers additional flexibility by expanding waived change fees for customers booking tickets for any new travel purchased by June 30, 2020. Any first, business, Premium Economy, Main Cabin and AAdvantage® award tickets purchased on or before June 30, 2020, for future travel will not incur change fees prior to travel. Customers are allowed to change their origin and destination cities as part of this offer. Offer excludes Basic Economy tickets. Customers must pay any fare difference, if applicable, and fare rules may apply depending on the ticket.
American currently has a change fee waiver in place for all tickets, including Basic Economy, for travel through September 30, 2020. Additional updates on existing travel alerts can be found on aa.com/travelalerts.
Domestic Travel for All: Summer of deals
To make it easier to travel this summer, American has launched its Summer of Deals promotion, which includes double AAdvantage miles for customers who sign up in advance and book flights during June for travel before Sept. 30, 2020, for a total of 10,000 bonus miles. Visit aa.com/summerofdeals for complete details.
About American Airlines Group
American’s purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this release should be considered forward-looking statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.
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